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                                                                   Exhibit 10.29

April 3, 1998                                                       $1,500,000

                         Non-Negotiable Promissory Note

            The Delicious Frookie Company, Inc., a Delaware corporation ("Borrower"), for value received hereby promises to pay to Salerno Foods, L.L.C., a Delaware limited liability company ("Noteholder"), by wire transfer of immediately available funds the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) ("Note Amount"), as provided herein in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            This Note (the "Note") is issued to evidence the obligation to pay the balance of the purchase price owed to Noteholder by Borrower pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated April 3, 1998, by and between Borrower and Noteholder.

            1. Terms of Note. Interest on the Note Amount shall accrue at a rate of 12% per annum. The Note Amount, plus all interest accrued thereon, shall be due and payable on the earlier of (i) 120 days from date first written above, or
(ii) consummation of an initial public offering of Borrower's common stock, $.01 par value per share, or other recapitalization (whether through one transaction or a series of transactions) of the Borrower (whether through a private placement or otherwise) from which Borrower receives (whether from such one transaction or on a cumulative basis from such seires of transactions) gross proceeds of at least $7,000,000, or (iii) a sale or other transfer of all or substantially all of the assets or equity interests in the Borrower.

            2. Transfer. This Note is not assignable or transferable by Borrower or Noteholder.

            3. No Waiver. No failure on the part of Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            4. Costs; Expenses. Upon the occurrence of an Event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note including, but not limited to, reasonable attorney's fees paid or incurred by Noteholder on account of such
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collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

            5. Amendment. No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Noteholder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            6. Waivers. Borrower hereby waives all rights of setoff and counterclaims which may arise under the Agreement or otherwise and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Note, and all other demands whatsoever, and covenants that this Note will not be discharged except by complete payment in full in cash.

            7. Events of Default. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

            (i) Borrower shall fail to pay the Note Amount, and all interest accrued thereon, on or before the due date hereof.

            (ii) Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law (hereinafter "Bankruptcy Law"), or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or, if an order for relief under any bankruptcy law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or, if a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower shall be appointed in any proceeding brought against Borrower and shall not be discharged within sixty (60) days of such appointment or if Borrower shall consent to or acquiesce in such appointment; or

            (iii) the Borrower shall liquidate, dissolve, terminate or suspend its business operations.

            8. Acceleration. Upon the occurrence of an Event of Default, the entire Note Amount, and all interest accrued thereon, shall at once become due and payable at the option of Noteholder, upon written notice to Borrower. Noteholder may exercise this option to accelerate during any Event of Default by Borrower regardless of any prior forbearance.

            9. Prepayment. Borrower may prepay the Note Amount, and all interest accrued thereon, in full or in part without penalty at any time. Any partial prepayment shall be


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applied against the Note Amount outstanding and shall not postpone the due date hereof, unless Noteholder shall otherwise agree in writing.

            10. Application of Payments. All payments and prepayments shall, at the option of Noteholder, be applied first to any costs of collection and second to any accrued interest and principal on this Note.

            11. Notices. All notices, requests, demands and other communications which are required or may be given under this Note shall be given pursuant to the terms and at the addresses set forth in Section 10.2 of the Agreement.

            12. Governing Law; Forum. THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW RULES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT OR FEDERAL COURT SITTING IN THE STATE OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT LEGALLY POSSIBLE, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                        THE DELICIOUS FROOKIE COMPANY, INC.


                                        By: /s/ Michael Kirby
                                            ------------------------------------
                                            Name:  Michael Kirby
                                            Title: President


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